Calculation of Filing Fee Tables
S-3
PennyMac Mortgage Investment Trust
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt Convertible into Equity	8.500% Exchangeable Senior Notes due 2029	457(o)	75,000,000		$ 75,562,500.00	0.0001381	$ 10,435.18
Fees to be Paid	2	Debt	Guarantees of 8.500% Exchangeable Senior Notes due 2029	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Common shares of beneficial interest, par value $0.01	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 75,562,500.00		$ 10,435.18
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 10,435.18
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(o) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). This Calculation of Filing Fee Table shall be deemed to update the Calculation of Filing Fee Table in the registrants' Registration Statement on Form S-3 (Nos. 333-280211 and 333-280211-01), in accordance with Rules 456(b) and 457(r) under the Securities Act.

[2]	The 8.500% Exchangeable Senior Notes due 2029 (the "Notes") are guaranteed by PennyMac Mortgage Investment Trust. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

[3]	Includes an indeterminate number of common shares of beneficial interest, par value $0.01 per share (the "Common Shares"), of PennyMac Mortgage Investment Trust issuable upon exchange of the Notes. Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the Common Shares issuable upon exchange of the Notes because no additional consideration is to be received in connection with the exercise of the exchange privilege of the Notes.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A